                                                                    Exhibit 3.26


                                    AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                       EMMIS TELEVISION BROADCASTING, L.P.





                                  June 17, 1998

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       EMMIS TELEVISION BROADCASTING, L.P.

         The undersigned hereby enter into and agree as provided in the following Agreement of Limited Partnership (the "Agreement").

                                    ARTICLE I

                               GENERAL PROVISIONS

         SECTION 1.01. NAME. The name of the Partnership is Emmis Publishing, L.P. (the "Partnership").

         SECTION 1.02. PLACE OF BUSINESS. The principal business office of the Partnership shall be 950 North Meridian Street, Suite 1200, Indianapolis, Indiana 46204, or at such location as may be selected from time to time by the General Partner.

         SECTION 1.03. TERM. The term of the Partnership shall extend until December 31, 2047, unless sooner terminated as hereinafter provided.

         SECTION 1.04. DEFINITIONS. The following terms have the following meanings herein:

         "ACT" means the Indiana Revised Uniform Limited Partnership Act, as now or hereafter amended.

         "AFFILIATE" means a Person who, with respect to another person, directly or indirectly controls, is controlled by or is under common control with such other Person.

         "ASSIGNEE" means a Person who has acquired a direct beneficial interest in the Partnership but who has not become a Substituted Partner.

         "ASSIGNMENT" means, for purposes of Articles VII and VIII with regard to interests in the Partnership, any sale, assignment, transfer, pledge, encumbrance or other disposition of, or the granting of a security interest in, such an interest, including without limitation a transfer in connection with a dissolution, merger, consolidation or similar action of a Partner.

         "BANKRUPTCY" means, with respect to a Person, the happening of any of the following:

                  (A) The entry by a court or governmental agency having jurisdiction in the premises of a decree or order for relief in respect of the Person in an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or for any substantial part of such Person's property or ordering the winding up or liquidation of such Person's affairs, and such decree or order remaining unstayed and in effect for a period of sixty (60) consecutive days; or

                  (B) The commencement by the Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law; or

                  (C) The consent by the Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any substantial part of such Person's property, or the filing of a pleading in any court of record admitting in writing the inability of the Person to pay his, her or its debts as they become due; or

                  (D) The making by the Person of a general assignment for the benefit of creditors.

         "CAPITAL ACCOUNT" means, with respect to any Partner, an amount equal to the sum of:

                  (A) the amount of cash such Partner has contributed to the Partnership (including any contribution pursuant to Section 4.01),

                  (B) the fair market value of any property such Partner has contributed to the Partnership (net of any liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) as a Capital Contribution, and

                  (C) the amount of Profits allocated to such Partner and any items in the nature of income or Profits that are specifically allocated to such Partner pursuant to Sections 4.05 and 4.06;

                  reduced by the sum of:

                  (W) the amount of Losses allocated to such Partner and any items in the nature of expenses or losses that are specifically allocated to such Partner pursuant to Sections 4.05 and 4.06;

                  (X) the amount of all cash distributed to such Partner, and

                  (Y) the fair market value of any property distributed to such Partner (net of any liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752);

subject, however, to such other adjustments as may be required under the Code and Treasury Regulations, including, but not limited to, increases or decreases to reflect a revaluation of Partnership property on the Partnership?s books in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv)(f). Generally, a transferee of a Partnership interest shall succeed to the Capital Account relating to the Partnership interest transferred. The Capital Account is to be determined and maintained at all times in strict accordance with all of the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of a Partner may, under certain circumstances, be an amount less than zero. The Assignee of Record or Substituted Partner to whom a Partnership interest is transferred shall succeed to the Capital Account attributable to the Partnership interest (or portion thereof) transferred.

         "CAPITAL CONTRIBUTION" means the total amount of cash or other consideration contributed to the Partnership by each Partner pursuant to Section 4.01.

         "CAPITAL TRANSACTION" means the sale, exchange, refinancing or other disposition of all or any substantial part of the property of the Partnership, or any interest therein (with the exception of the sale of personal property or fixtures because of replacement or obsolescence), or casualty damage to, or condemnation of, all or any substantial part of the property of the Partnership, or any interest therein (other than the proceeds of any business or rental interruption insurance), but not including the grant of an interest as security in or any encumbrance of the property of the Partnership, or any interest therein.

         "CODE" means the Internal Revenue Code of 1986, as in effect on the date of this Agreement, or as may hereafter be amended or supplemented.

         "DEPRECIATION" means for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Partnership asset is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such asset pursuant to Section 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, depreciation, amortization, or other cost recovery deductions shall be computed for book purposes with respect to such asset pursuant to Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

         "DISTRIBUTABLE CASH" means for any fiscal period the total operating and investment revenues of the Partnership, reduced by (i) operating expenses requiring the expenditure of cash by the Partnership (to the extent not paid from reserves); (ii) debt amortization; (iii) management fees and administration fees; (iv) taxes, interest expense, repayment of loans outstanding pursuant to Section 3.10 and any other items reasonably determined by the General Partner to be necessary for the operations of the Partnership (to the extent not paid from reserves); and
(v) reasonable additions to other reserves for working capital, contingencies and anticipated expenses, as determined by the General Partner. "Distributable Cash" does not include the proceeds of the sale, refinancing, exchange, condemnation or destruction (including insurance or condemnation proceeds in excess of amounts required to be applied to restore or replace the insured or condemned property other than the proceeds of any business or rental interruption insurance) or other disposition of all or any substantial part of the Partnership's property or any interest therein in a Capital Transaction. Distributable Cash shall be determined separately for each fiscal period of the Partnership.

         "DISTRIBUTION" means any cash or property distributed to a Partner arising from its interest in the Partnership.

         "GENERAL PARTNER" means the Person specified as such in Exhibit A.

         "LIMITED PARTNER" means (i) each Person specified as such on Exhibit A to this Agreement and (ii) successors who have complied with the requirements of
Article VIII and who have been accepted as substitute limited partners pursuant to Section 8.04.

         "LIMITED PARTNER CONSENT" means the approval or consent in writing of a majority in interest of the Limited Partners, measured by their respective Percentage Shares compared to the total Percentage Shares held by all Limited Partners.

         "OUTSTANDING CAPITAL CONTRIBUTION" of a Partner means the amount of all cash contributed by the Partner to the capital of the Partnership, reduced (but not below zero) by all cash distributed to the Partner as a result of a Capital Transaction.

         "PARTNER" means a General Partner or a Limited Partner.

         "PARTNERSHIP" means the partnership governed by this agreement of limited partnership.

         "PERCENTAGE SHARE" means with respect to each Partner the percentage specified as such for that Partner in Exhibit A to this Agreement.

         "PERSON" means an individual, firm, partnership, corporation, estate, trust, pension or profit-sharing plan or other entity.

         "PROFITS" and "LOSSES" mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing profits or losses pursuant to this Section 1.04 shall be added to such taxable income or loss;

         (ii) Any Code Section 705(a)(2)(B) Expenditures not otherwise taken into account in computing profits or losses pursuant to this
                  Section 1.04 shall be subtracted from such taxable income or loss;

         (iii) In the event any asset of the Partnership is distributed to any Partner or sold by the Partnership, the difference on such date between (a) the gross fair market value (determined by agreement of the Partners or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association) and (b)(i) the adjusted basis of the asset for federal income tax purposes, or (2) if the asset is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such asset pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f), the gross fair market value on the date of the contribution of the asset to the Partnership or the gross fair market value of the asset on the date of the asset?s revaluation on the Partnership?s books, as the case may be (as determined by the General Partner) less Depreciation, shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

         (iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

         (v) Notwithstanding anything to the contrary in the definition of the term "Profits and Losses", any items which are specially allocated pursuant to Sections 4.05 and 4.06 shall not be taken into account in computing Profits and Losses.

         "SUBSTITUTED PARTNER" means an Assignee or other Person, who becomes a Partner pursuant to Article VIII.

         "TAX MATTERS PARTNER" means the General Partner, or any successor thereto appointed by the General Partner.

         "TREASURY REGULATIONS" mean the income tax regulations promulgated under the Code as in effect on the date of this Agreement, or as hereafter amended or supplemented (including corresponding provisions of such succeeding regulations).

         Such terms shall be used either in the singular or plural and may be referred to in any gender as required by the context.

                                   ARTICLE II

                               MEMBERS AND STATUS

         SECTION 2.01. THE PARTNERS. The Partners of the Partnership shall consist of and be divided into two classes, with the General Partner as general partner and the Limited Partner as limited partner.

         SECTION 2.02. ADDITIONAL PARTNERS. Additional general or limited partners may be admitted from time to time by approval of the General Partner or as otherwise provided in this Agreement except that the admission of such additional partners shall not diminish the Percentage Share of any Partner in the Partnership unless otherwise agreed by the Partner whose Percentage Share is diminished.

         SECTION 2.03. LIABILITY OF GENERAL PARTNER. The General Partner shall have unlimited liability for the repayment, satisfaction and discharge of the obligations of the Partnership to third parties dealing with the Partnership as prescribed by law, except for non-recourse obligations which exculpt the Partnership from liability. The General Partner is not liable to the Partnership and the Limited Partners (i) for return of the Capital Contribution or any portion thereof of any Limited Partner, (ii) on account of any disallowance or adjustment by a taxing authority of deductions or credits in Partnership income tax returns, (iii) on account of any failure by the Partnership to achieve any forecasted financial return or (iv) for any action or omission to act not constituting willful misconduct or gross negligence.

         SECTION 2.04. LIMITATION UPON LIABILITY OF LIMITED PARTNERS. The personal liability of each Limited Partner to the Partnership (except as provided in Section 4.01), to the General Partner, to the creditors of the Partnership or to any other third party for the losses, debts or liabilities of the Partnership shall be limited to the amount of its Capital Contribution which has not theretofore been returned to it as a Distribution (including a Distribution upon liquidation). Distributions to a Limited Partner shall first be deemed a return of its Capital Contribution for purposes of the foregoing sentence. A Limited Partner shall not at any time be liable or held accountable to the Partnership, to the other Partners, to the creditors of the Partnership or to any other third party for or on account of any negative balance in its Capital Account.

                                   ARTICLE III

                   SCOPE OF PARTNERSHIP AND MODE OF OPERATION

         SECTION 3.01. SCOPE OF PARTNERSHIP. The specific purpose of the Partnership is to engage in the business of radio broadcasting and publishing. The general purposes of the Partnership are to do each and every thing necessary, suitable or proper for the accomplishment of the specific purpose or the attainment of any one or more of the objects herein enumerated, either alone, or in association with, or as agent or representative for, other corporations (whether public, governmental or private), partnerships, individuals, or entities, or to accomplish any other lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Partnership.

         SECTION 3.02. POWERS OF THE PARTNERSHIP. The Partnership shall have all the powers permitted by law which are necessary or desirable in carrying out the purposes and business of the Partnership, including, but not limited to, the following powers:

         (a) To borrow or raise money for any of the purposes of the Partnership, and from time to time, without limitation as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, evidences of indebtedness and other instruments, and to secure the payment thereof, and the interest thereon, in any manner, including without limitation by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the Partnership, real, personal or mixed, including contract rights and options, whether at the time owned or thereafter acquired, and future earnings, and to sell, pledge or otherwise dispose of such securities or other obligations of the Partnership for the furtherance of its purpose.

         (b) To act in any state or nation in which the Partnership may lawfully act, for itself or as principal, agent or representative for any individual, association, partnership, corporation or legal entity, respecting business of the Partnership.

         (c) To enter into, make, amend, perform and carry out, or cancel and rescind, contracts and other obligations for any lawful purpose pertaining to the business of the Partnership.

         (d) To apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of the same.

         (e) To employ, on behalf of the Partnership, legal counsel, financial counsel, accountants, professional advisors, Persons or entities for the operation and management of the business of the Partnership.

         (f) To establish accounts and deposits and maintain funds in the name of the Partnership in banks or other financial institutions and to invest funds of the Partnership temporarily when not required for operation of its properties or distribution to the Partners, in short-term debt obligations, including obligations of federal and state governments, commercial paper and certificates of deposit of banks and other financial institutions.

         (g) To pay or reimburse any and all actual fees, costs and expenses incurred in the formation and organization of the Partnership.

         (h) To do all acts which are necessary, customary or appropriate for the protection and preservation of the Partnership's assets, including the establishment of reserves.

         (i) To loan money to, borrow money from and engage in transactions with Affiliates, subject to Section 3.06.

         (j) To compromise, submit to arbitration, sue on, or defend claims in favor of or against the Partnership.

         (k) In general, to exercise all of the general rights, privileges and powers permitted to be had and exercised by the provisions of the Act.

         SECTION 3.03. MANAGEMENT OF THE PARTNERSHIP. The business and affairs of the Partnership shall be managed by the General Partner, who may exercise the powers specified in Section 3.02 on behalf of the Partnership, subject to the restrictions in Section 3.04(b).

         SECTION 3.04. LIMITATION ON POWERS.

         (a)      As between the Partners, no Partner shall:

                  (1) Use the Partnership name or assets in any way except for the transaction of legitimate Partnership business or do any act in contravention of this Agreement; or

                  (2) Impart to any other person any information concerning the financial statements or operations of the Partnership except as may be necessary to carry on the business of the Partnership or the General Partner or as may be approved by the Partners or as may be required by the Act, the Code, Treasury Regulations, state or local tax laws, or other applicable laws or regulations or orders of a court of competent jurisdiction; or

                  (3) Do any act which would make it impossible to carry on the business of the Partnership.

         SECTION 3.05. NON-PARTICIPATION IN MANAGEMENT BY LIMITED PARTNERS. Except as specifically provided in this Agreement, the Limited Partners as such shall not participate in the control or management of the business of the Partnership, nor act for and on behalf of the Partnership in any manner whatsoever.

         SECTION 3.06. DEALINGS WITH RELATED ENTITIES.

         (a) The General Partner or any Affiliate of the General Partner may contract or otherwise deal with the Partnership for the purchase or sale of goods, property or services or for other purposes, and the Partnership shall have the power to so contract or deal, provided that (i) the compensation paid for and the terms of the transaction for such goods, services or property is comparable to compensation charged and terms provided for similar goods, services or property in an arms-length transaction, (ii) any goods, services or property furnished to or acquired by the Partnership are in furtherance of the Partnership business, and (iii) any material transaction between the General Partner or any Affiliate and the Partnership is fully disclosed in writing to the Limited Partners upon request. The validity of any transaction, agreement, or payment involving the Partnership and an Affiliate otherwise permitted by this Agreement shall not be affected by reason of the relationship between the General Partner and the Affiliate or the approval of the transaction, agreement or payment by the General Partner, which is otherwise interested in or related to the Affiliate.

         (b) If the General Partner is employed by or retained by the Partnership in any capacity, compensation to such General Partner shall be deemed to be for services rendered not in the General Partner's capacity as a member of the Partnership, and it shall be treated for federal income tax purposes as a payment described by either Section 707(a) or 707(c) of the Code.

         SECTION 3.07. OTHER BUSINESS. Nothing contained in this Agreement shall in any way or manner prohibit or restrict the right or freedom of any Partner, any Affiliate of any Partner or any other Person to conduct or participate in any business or activity individually or as a partner, shareholder or owner of any partnership, corporation or other entity other than the Partnership without any obligation or accountability to the Partnership or any other Partner, even if such business or activity competes with the business of the Partnership; and any entity which includes as a partner, shareholder or other owner a Partner, any Affiliate or any other Person shall have the right at any time to own and operate any business whatsoever other than the business of the Partnership, either individually or with one or more parties, and shall not be required to obtain the consent thereto by any other Partner or offer to any other Partner or the Partnership a participation therein.

         SECTION 3.08. INDEMNIFICATION. Each Person now or in the future an officer, employee, agent or General Partner of the Partnership or an officer, director, general partner, member, trustee or Affiliate of a General Partner (and such Person's successors and assigns) shall be indemnified by the Partnership against expenses (including, but not limited to, attorneys' fees, related disbursements and removal of any liens affecting any property of the indemnitee), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such Person in connection with any action, suit or proceeding to which such Person may be made a party by reason of being, or having been, an officer, employee, agent or General Partner of the Partnership or an officer, director, general partner, member, trustee or Affiliate of a General Partner, or such Person's successor or assign (whether or not continuing to be such at the time of incurring such expense), if such Person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such indemnification shall be limited to the assets of the Partnership and shall not impose any personal liability upon any Partner. This provision is intended to provide such indemnification as is permitted under Indiana law; it shall not operate to indemnify any person in any case in which such indemnification is for any reason contrary to law.

         SECTION 3.09. TIME TO BE DEVOTED TO BUSINESS. The General Partner shall devote such time to the Partnership's business as the General Partner, in its sole discretion, shall deem to be necessary to manage and supervise the Partnership's business and affairs in an efficient manner. Nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to manage or provide other services with respect to the Partnership's business, subject to the control of the General Partner.

         SECTION 3.10. LOANS TO THE PARTNERSHIP. In the event that additional funds are required by the Partnership, the General Partner (or any Affiliate thereof) may, at its option, loan such funds to the Partnership. Each such loan shall be made upon terms and conditions substantially equivalent to those upon which a commercial lending institution would make such a loan to an entity with financial and business characteristics similar to the Partnership.

         SECTION 3.11. REIMBURSEMENT OF EXPENSES. The Partnership shall reimburse the General Partner for all out-of-pocket expenses reasonably incurred by the General Partner or its partners, members, officers, employees or agents in performing the duties of the General Partner under this Agreement.

         SECTION 3.12. APPOINTMENT AND POWER OF GENERAL MANAGER AND ASSISTANT GENERAL MANAGER.

         (a) The General Partner may in its discretion appoint (or remove) a general manager or an assistant general manager of the Partnership in accordance with the provisions of this Section. Either of the General Manager or the Assistant General Manager acting alone shall have full power and authority to execute any and all documents on behalf of the Partnership including, but not limited to, contracts, notes, mortgages, deeds and leases for and on behalf of the Partnership, which, when so executed and delivered, shall be binding upon the Partnership. Any responsibility or power specifically given to the General Manager herein may be performed by the Assistant General Manager if the General Manager is unavailable or unable to do so. Any person, firm or corporation dealing with the Partnership may rely on the authority of the General Manager or Assistant General Manager as outlined herein and need not inquire into the authority of such person.

         (b) The General Partner may remove such appointees and appoint (or remove) any other person as General Manager and Assistant General Manager by giving written notice thereof to the Partners, provided, however, any person, firm or corporation may rely on the certification of the General Partner as to who the General Manager or Assistant General Manager of the Partnership are and need not inquire further.

         (c) The General Manager and the Assistant General Manager shall not be personally liable for any liabilities or obligations of the Partnership as a result of holding the positions of General Manager or Assistant General Manager.


                                   ARTICLE IV

                         CAPITAL CONTRIBUTIONS, PROFITS
                          AND LOSSES AND DISTRIBUTIONS

         SECTION 4.01. CAPITAL CONTRIBUTIONS.

         (a) The total Capital Contribution of the General Partner shall be as specified in Exhibit A, payable upon execution of this Agreement.

         (b) The total Capital Contribution of the Limited Partners shall be as specified in Exhibit A, payable upon execution of this Agreement.

         (c) From and after the date hereof, except as provided in this Section, the Partners shall not be obligated to make further contributions to the Partnership.

         SECTION 4.02. DISTRIBUTABLE CASH DISTRIBUTIONS. Distributable Cash for each fiscal year shall be determined and distributed annually to the Partners prior to each March 31, computed for the period ended the previous December 31. All Distributable Cash shall be distributed for the fiscal year. Distributions of Distributable Cash shall be made to the Partners according to their Percentage Shares.

         SECTION 4.03. DISTRIBUTIONS FROM CAPITAL TRANSACTION. The Partnership's share of the proceeds from a Capital Transaction shall be applied and distributed in the following order, after adjusting Capital Accounts for all Distributions under Section 4.02 and all allocations of Profits and Losses:

         (a) To the payment of debts and liabilities of the Partnership deemed appropriate by the General Partner to pay at that time in the order of priority as provided by law (other than those to Partners) including the expenses of or relating to sale, refinancing, exchange, condemnation, destruction or other disposition;

         (b) To the setting up of such reserves as are reasonably necessary for any contingent liabilities or obligations of the Partnership or for the operation of the Partnership, as determined solely by the General Partner in good faith;

         (c) To the payment of debts and liabilities of the Partnership to the Limited Partners other than in respect to the Outstanding Capital Contributions of the Limited Partners;

         (d) To the payment of debts and liabilities of the Partnership to the General Partner other than in respect of the Outstanding Capital Contributions of the General Partner; and

         (e) To the Partners in accordance with the positive balances in their Capital Accounts.

         SECTION 4.04. ALLOCATION OF PROFITS AND LOSSES.

         (a) After giving effect to the special allocations set forth in Sections 4.05 and 4.06 hereof, including chargebacks of minimum gain, for each fiscal year of the Partnership or portion thereof, all Profits shall be allocated as follows:

                  (i) Profits shall first be allocated to the Partners to offset any net Losses allocated pursuant to 4.4(b)(ii) below until each Partner's Capital Account has been brought equal to zero;

                  (ii) Profits shall then be allocated to offset any net Losses allocated pursuant to 4.04(b)(i) below; and

                  (iii) Any remaining Profits shall be allocated to the Partners according to their Percentage Shares.

         (b) For each fiscal year of the Partnership or portion thereof, all Losses shall be allocated to the Partners as follows:

                  (i) First, to each Partner having a positive balance in its Capital Account in the proportion that such Partner's positive Capital Account balance bears to the total of all positive Capital Account balances of Partners until all such positive Capital Account balances equal zero; and

                  (ii) Second, to the Partners according to their Percentage Shares.

                  (iii) Notwithstanding (i) and (ii) above, in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the allocation of loss, deduction or Code Section 705(a)(2)(B) Expenditures to a Partner shall not exceed the maximum amount that can be so allocated without causing a violation of the alternate test of economic effect.

         (c) In connection with any Capital Transaction treated as an installment sale, Profits or Losses shall, for purposes of adjusting the Partners' respective Capital Accounts, be allocated under the foregoing provisions of this section as though the principal amount of the deferred obligation were received in full at the time of sale. In connection with any Capital Transaction properly treated as an installment sale under the Code, the portion of the Profits or Losses in each installment allocable to a given Partner shall, for federal income tax purposes, be in proportion to the Partner's total share of Profits or Losses from the Capital Transaction allocated to the Partner pursuant to the foregoing provisions of this section.

         (d) For purposes of this section, the determination of a Partner's Capital Account shall be made without taking into account any liabilities treated as a contribution of money pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c) (if the Partnership's payment of such liabilities would be treated as a distribution of money pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c)).

         SECTION 4.05. SPECIAL ALLOCATIONS.

         (a) The Partnership shall make the qualified income offset allocation required by the alternate test for economic effect under Section
1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

         (b) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year that is in excess of the amount such Partner is obligated to restore to the Partnership, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible.

         (c) The Partnership shall make as appropriate to the Partnership and the Partners all allocation of nonrecourse deductions and minimum gain chargebacks in accordance with the Code and Treasury Regulations.

         SECTION 4.06. CURATIVE ALLOCATIONS.

         (a) Notwithstanding any other provision of this Agreement, the allocations made pursuant to Section 4.05 hereof shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the allocations made pursuant to Section
4.05 had not occurred.

         (b) The Tax Matters Partner shall have reasonable discretion, with respect to each Partnership fiscal year, to (i) apply the provisions of this Sections 4.06 in whatever order is likely to minimize the economic distortions that might otherwise result from the allocations made pursuant to Section 4.05

         SECTION 4.07. OTHER ALLOCATION RULES. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations, such excess nonrecourse liabilities shall be allocated among the Partners in the manner in which it is reasonably expected (as determined by the Tax Matters Partner) that the deductions attributed to those nonrecourse liabilities will be allocated.

         SECTION 4.08. TAX ALLOCATIONS; CODE SECTION 704(C). In the event any Partnership property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such property at the time of its contribution to the Partnership or its revaluation pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f), respectively, income, gain, loss, and deduction with respect to such property shall, solely for tax purposes, be allocated among the Partners in the manner required by Code
Section 704(c) and Treasury Regulations Section 1.704-1(b)(4)(i).

         SECTION 4.09. GENERAL PROVISIONS. Whenever a proportionate part of Partnership Profit or Loss is credited or charged to a Partner's Capital Account, every item of income, gain, loss, deduction, credit or tax preference entering into the computation of such Profit or Loss, or applicable to the period during which such Profit or Loss was realized, shall be considered credited or charged, as the case may be, to such account in the same proportion; provided, however, that in the event of an increase or a decrease in the interest of a Partner at any time after the Partnership's initial fiscal year other than at the end of a fiscal year of the Partnership, the share of the Profits and Losses and the net Distributable Cash of the Partnership shall be allocated among the Persons whose shares are changed in the same ratio as the number of days in such Partnership fiscal year before and after the date of such transfer, except that sale Profits and Losses, refinancing proceeds and the gain, loss and proceeds arising out of other extraordinary transactions shall be credited to the Person who is a Partner as of the date of such event.

         SECTION 4.10. NO INTEREST ON CAPITAL ACCOUNTS. No Partner shall be entitled to receive any interest from the Partnership on account of the amount of such Partner's Capital Account.

         SECTION 4.11. DISTRIBUTION OF PROPERTY. Unless the Partners otherwise agree, in the event it becomes necessary to make a distribution of Partnership property in kind, then such property shall be transferred and conveyed to the Partners, or their assigns, so as to vest in each of them as a tenant-in-common, a percentage interest in the whole of said property equal to the percentage interest such Partner would have received had such property not been distributed in kind.

         SECTION 4.12. RETURN OF CAPITAL CONTRIBUTION. Except as provided in this Agreement, no Partner shall be entitled to withdraw any part of its Capital Contribution or to receive any distributions from the Partnership except as provided by this Agreement. No Partner shall have the right to demand or receive property other than cash in return for its Capital Contribution; and if upon dissolution the Partnership property remaining after the payment or discharge of debts and liabilities of the Partnership is insufficient to return said contributions, a Limited Partner shall have no recourse against the General Partner or any other Limited Partner.


                                    ARTICLE V

                   ACCOUNTING, REPORTING AND HOLDING OF ASSETS

         SECTION 5.01. FISCAL YEAR. The fiscal year of the Partnership shall commence on the 1st day of March and continue through the last day of February.

         SECTION 5.02. ACCOUNTING. The books of account and records of the Partnership shall be located at such place as may be specified by the General Partner and shall be kept and maintained on a federal income tax basis. All assets of the Partnership shall be reflected on the books of the Partnership at their adjusted basis as determined for the purpose of reporting gain or loss under the Code.

         SECTION 5.03. RIGHT TO INSPECTION. Each Partner or such Partner's duly authorized agent shall at all reasonable times have access to and the right to inspect and copy any of the books and records of the Partnership.

         SECTION 5.04. HOLDING AND TRANSFER OF ASSETS. All property, real or personal, owned by the Partnership shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, of the General Partner, or of one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in its name shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, without respect to the name in which legal title to such Partnership assets is held. Any deed, bill of sale, note, mortgage, contract for sale or other document to which the Partnership is a party shall be valid and binding upon the Partnership if signed only by the General Partner, and any Person dealing with the Partnership may fully rely on the authority granted by this section and shall not be required to make any inquiry or investigation of the authority of such Person.

         SECTION 5.05. BANK ACCOUNTS. Funds of the Partnership may be deposited in its name in such bank account or accounts as shall be designated from time to time by the

General Partner. All withdrawals from Partnership accounts shall be made upon checks signed by or upon the authorization of the General Partner. The General Partner may designate one or more Persons to sign checks upon its authorization.

         SECTION 5.06. TAX STATUS; NOTICE OF TAX CONTROVERSY. The Partnership shall be treated and shall file its tax returns as a partnership for federal, state and municipal income tax and other tax purposes. If any Partner shall receive notice of a tax examination of the Partnership by federal, state or local authorities, such Partner shall immediately give notice thereof to the other Partners.

         SECTION 5.07. TAX MATTERS PARTNER; TAX ELECTIONS. The Person named in
Section 1.04 as "Tax Matters Partner" is hereby designated as the tax matters partner of the Partnership under Subchapter C of Chapter 63 as contained in subtitle F of the Code. All elections permitted to be made by the Partnership under the Code shall be made by the Tax Matters Partner. Without limiting the generality of the foregoing, the Tax Matters Partner is authorized to make an election on behalf of the Partnership under Section 754 of the Code. On or before February 28 of each year or as soon as practicable thereafter (but prior to the expiration of any extension for filing of tax returns), the Tax Matters Partner shall cause to be prepared and distributed to the Partners the Partnership's federal and state tax returns. Failure of any Partner to object to the tax return within thirty (30) days after receipt of its K-1 Schedule (or any substitute or additional form hereafter required by the Code or Treasury Regulations) shall be deemed to be approval of such tax return as filed.

         SECTION 5.08. TAX MATTERS PARTNER NOT LIABLE. The Tax Matters Partner shall not be liable to any Partner or the Partnership on account of any action taken or not taken so long as he shall act in good faith in such capacity. Without limiting the generality thereof, the Tax Matters Partner shall be deemed to have acted in good faith in taking any action which benefits Partners holding at least 50% of the interest in the Partnership, measured by Percentage Shares.


                                   ARTICLE VI

                           DISSOLUTION OF PARTNERSHIP

         SECTION 6.01. DISSOLUTION. The Partnership shall be dissolved and, unless continued, its assets shall be disposed of and its affairs wound up upon the occurrence of any of the following events:

         (a) The Partners voluntarily agree to dissolve the Partnership.

         (b) The term stated in Section 1.03 expires.

         (c) The Bankruptcy of the Partnership.

         (d) The withdrawal, termination of existence or Bankruptcy of the General Partner and the failure of the Limited Partners to exercise the right provided in the first sentence of Section 7.02.

         SECTION 6.02. DEEMED CONTRIBUTION AND LIQUIDATION. Notwithstanding any other provisions of this Article VI, in the event the Partnership is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but where the Partnership is continued, the Partnership's assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed its assets to a new partnership (the "Successor Partnership"), and immediately thereafter, the Partners shall be deemed to have received interests in the Successor Partnership in liquidation of the Partnership without effecting any change in the ownership of interests in the Partnership or the Successor Partnership as a result of such contribution and liquidation.

                                   ARTICLE VII

                           CHANGES IN GENERAL PARTNER

         SECTION 7.01. WITHDRAWAL OF THE GENERAL PARTNER. The General Partner shall not voluntarily withdraw from the Partnership or sell, assign or otherwise dispose of all or substantially all of its assets, or take any action described in items (B), (C) or (D) of the definition of "Bankruptcy" in Section 1.04, or sell, assign, or otherwise dispose of its Partnership interest without the prior written consent of Limited Partners owning a majority of the Percentage Shares owned by all Limited Partners.

         SECTION 7.02. CONTINUATION OF PARTNERSHIP. In the event of the Bankruptcy, termination of existence or withdrawal of the General Partner, all powers granted to the General Partner shall terminate and the Limited Partners owning a majority of the Percentage Shares owned by all Limited Partners shall have the right to select a new general partner or general partners and to continue the business of the Partnership as a successor limited partnership. If the Limited Partners exercise such right, the successor limited partnership shall be governed by the terms and provisions of this Agreement.

                                  ARTICLE VIII

                           CHANGES IN LIMITED PARTNERS

         SECTION 8.01. DISSOLUTION OR BANKRUPTCY OF A LIMITED PARTNER. The dissolution or Bankruptcy of a Limited Partner shall not dissolve the Partnership. Upon notice of such event thereof to the General Partner and the receipt by the General Partner of all instruments of transfer and other documents for the protection of the Partnership as the General Partner deems appropriate under the circumstances, the successor interest of the dissolved or Bankrupt Limited Partner shall become an Assignee of the interest of such Limited Partner and be entitled, subject to the terms and conditions of this Agreement, to all further allocations and distributions on account of the interest of such Limited Partner in the Partnership; however, no transferee of the interest of the dissolved or Bankrupt Limited Partner shall become a Substituted Partner without first obtaining the written consent of the General Partner.

         SECTION 8.02. TRANSFER AND ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST.

         (a) A Limited Partner shall have the right to assign the whole or any portion of its interest in the Partnership to any Person by a written assignment; provided that (i) the terms of such assignment are not in contravention of any of the provisions of this Agreement; (ii) such assignment is fully executed by the assignor and Assignee; (iii) such assignment is received by the Partnership and recorded on the books thereof; (iv) the General Partner, in its sole discretion, approves the transfer, and (v) the Limited Partner provides an opinion, if required by the General Partner, satisfactory to the General Partner, that no material adverse tax or securities law effects will result from such assignment.

         (b) In the event of an assignment of a Limited Partner's interest, the following rules shall govern:

                  (i) The effective date of an assignment of Partnership interest shall be that date set forth on the written instrument of assignment; provided, however, that no assignment shall be retroactive.

                  (ii) Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the Partner or Assignee with respect to such Partnership interest as the absolute owner thereof in all respects and shall incur no liability for Distributions of cash or other property made in good faith to such Partner or Assignee until such time as the written assignment has been delivered to the Partnership for registration of the assignment and any required approvals are given.

                  (iii) An Assignee shall be entitled to receive Distributions of cash or other property from the Partnership attributable to the interest acquired by reason of such assignment from and after the date of the assignment of such interest to the Assignee except as provided in subparagraph (ii) above.

                  (iv) The Profits, Losses, income, expense, deductions or credits attributable to the interest acquired by reason of such assignment shall be divided among and allocated between the assignor and Assignee of such interest and in accordance with subparagraph (v) below.

                  (v) The division and allocation of Profits, Losses, income, expense, deductions or credits attributable to the Partnership interest between assignor and Assignee during any fiscal year of the Partnership shall be based upon the length of time during such fiscal year, as measured by the effective date of the assignment, that the interest was owned by each of them and shall not be based upon the date or dates during such fiscal year on which Profits were earned or Losses were incurred by the Partnership.

         SECTION 8.03. SUBSTITUTION AS A LIMITED PARTNER. No Assignee of the whole or any portion of a Limited Partner's interest shall have the right to become a Substituted Partner in place of the assignor unless all of the following conditions are satisfied:

                  (i) The assignor and Assignee execute and acknowledge a written instrument of assignment, together with such other instruments as the General Partner may deem necessary or desirable to effect the admission of the Assignee as a Substituted Partner.

                  (ii) Such instrument of assignment provided for herein has been delivered to and received by the General Partner.

                  (iii) The conditions to such substitution in Section 8.04 have been satisfied and any approvals required by
                           Section 8.05 to such substitution have been obtained.

                  (iv) The written consent of the General Partner to such substitution has been obtained, the granting or denial of which shall be within the sole and absolute discretion of the General Partner; provided that the consent of the General Partner to such substitution shall be withheld if the General Partner shall not have received evidence satisfactory to it that the Substituted Partner is authorized to acquire the interest so assigned and has the appropriate financial resources to acquire and maintain the Partnership interest assigned to it.

                  (v) A transfer fee has been paid to the Partnership which is sufficient to cover all reasonable expenses connected with such assignment and substitution, including, but not limited to, legal and filing or recording fees.

         SECTION 8.04. ADDITIONAL CONDITIONS TO ASSIGNMENT AND SUBSTITUTION. The General Partner and the Partnership shall not recognize any assignment or substitution for any purpose if (a) such transfer together with prior transfers would result in the sale or exchange of fifty percent (50%) or more of the total interest in the Partnership capital and profits within a twelve-month period, or
(b) the Partnership shall not have received, if required by the General Partner, an opinion of counsel to the effect that such sale (i) will not result in termination of the Partnership under the Act; (ii) will not result in termination of the Partnership for federal income tax purposes or, if it does result in such a termination, such termination will not cause material adverse federal income tax consequences to the Partnership or the Partners requesting the opinion; (iii) will not change the status of the Partnership as a partnership for federal income tax purposes; (iv) will not give rise to liability of the Partnership, any Partner or any agent or advisor of any Partner for violation of the securities laws of the United States or any state thereof; and (v) will not cause the Partnership to become subject to payment of the Indiana Gross Income Tax.

         SECTION 8.05. EFFECT OF TRANSFER. Any Assignee or other transferee of an interest in the Partnership shall take subject to the restrictions and conditions to assignment imposed by this Article.


                                   ARTICLE IX

                                   LIQUIDATION

         SECTION 9.01. LIQUIDATION DETERMINATION. In the event of dissolution where continuation of the Partnership is not provided for, the Partnership shall be liquidated. For purposes of this Article IX, liquidation for tax purposes shall occur upon the earlier of the date upon which the Partnership is terminated under Code Section 708(b)(1) or the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts, and distributing any remaining balance to the Partners).

         SECTION 9.02. ALLOCATION OF LIQUIDATION PROCEEDS.

         (a) Upon liquidation of the Partnership, the proceeds shall be applied and distributed in the following manner and order of priority:

                  (i) to the payment of liabilities of creditors other than Partners and to the expenses of liquidation;

                  (ii) to the setting up of any reserves which the General Partner determines reasonably necessary for any contingent liabilities of the Partnership or of any Partner arising out of or in connection with a Partnership liability, which revenues shall be paid over by the General Partner to an escrow agent or shall be held for the purpose of disbursing such reserves in payment of any such contingent liabilities and, at the expiration of such period as the General Partner shall deem advisable, the balance of which shall be distributed as otherwise provided in this section;

                  (iii) to the payment of any liabilities to the Partners (other than Capital Accounts), arising out of or in connection with a Partnership liability, or if the amount available for such payment is insufficient, a pro rata portion thereof; and

                  (iv)     the remainder to the Partners in accordance with
                           Article IV of this Agreement.

         (b) Liquidation proceeds shall be distributed within the time limits required by the Code.

         SECTION 9.03. LIQUIDATION PROCEDURE. A reasonable time, as determined by the General Partner, from the date of an event of dissolution shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of its liabilities. Upon the completion of dissolution in accordance with the terms hereof, the Partnership shall terminate and the General Partner shall execute, acknowledge and cause to be filed a certificate of cancellation of the Partnership whereupon it shall cease to exist in all respects. In the event of a dissolution of the Partnership, liquidation of the assets of the Partnership and discharge of its liabilities may be carried out by a liquidation trustee or receiver, who shall be a bank or trust company or other Person or firm having experience in managing, liquidating or otherwise handling property of the type then owned by the Partnership. Such liquidating trustee or receiver shall be designated by the General Partner. A liquidation trustee shall be not personally liable for the debts of the Partnership but otherwise shall have such obligations and authorities as are given the General Partner pursuant to this Agreement or as may be agreed upon between the Partners and said liquidation trustee.


                                    ARTICLE X

                   PAYMENTS TO GENERAL PARTNER AND AFFILIATES

         SECTION 10.01. PARTNERSHIP EXPENSES. The Partnership shall pay all expenses (which expenses shall be billed directly to the Partnership) of the Partnership which may include, but are not limited to: (i) all costs of personnel employed by the Partnership and involved in the business of the Partnership, (ii) all costs of borrowed money and taxes applicable to the Partnership, (iii) legal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to independent contractors, brokers, consultants and other agents, (vi) the cost of any insurance required in connection with the business of the Partnership, (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership, (viii) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with the Limited Partners, including the cost of preparation of consents, (ix) expenses in connection with preparing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or which reports the General Partner deems the furnishing thereof to the Limited Partners to be in the best interests of the Partnership,
(x) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership, and (xi) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Partnership assets.


                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01. NOTICE. All notices, elections, consents and approvals under this Agreement shall be in writing, and shall be effectively given to any Partner if delivered to the Partner or if mailed by certified mail, return receipt requested, to such Partner at the address provided to the Partnership. Any Partner may change his or its address for notice by giving notice of such change to the General Partner.

         SECTION 11.02. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. In the event any laws, rules, or regulations applicable to the Partnership require any Partner, or any group or class thereof, to have certain rights, options, privileges, or consents not granted by the terms of this Agreement, then such Partners shall have and enjoy such rights, options, privileges, and consents so long as (but only so long as) the existence thereof does not result in a loss of the limitation on liability enjoyed by any other Limited Partner under the Act or the applicable laws of any other jurisdiction.

         SECTION 11.03. ASSIGNS AND SUCCESSORS IN INTEREST. Except as otherwise provided herein, this Agreement shall be binding upon and shall run for the benefit of the parties executing this Agreement, and the personal representatives, heirs, legatees, devisees, assigns and successors in interest of the Partners.

         SECTION 11.04. ASSIGNMENT. No Partner to this Agreement may assign its Partnership interest or any right therein to any other Person except with the express written consent of the other Partners or as otherwise provided in this Agreement. However, in the event of any assignment of a Partnership interest in accordance with the provisions of this Agreement, the Partners agree to execute such documents as may be necessary to effectuate such change, including required changes to this Agreement and the Certificate described in Section 11.06.

         SECTION 11.05.  AMENDMENT.

         (a) The General Partner, without obtaining the consent of the Limited Partners, may amend this Agreement at any time, in its sole and exclusive discretion, but only to reflect:

                  (i)      a change in the name of the Partnership;

                  (ii) a change in the principal place of business of the Partnership;

                  (iii) the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                  (iv)     a change in address of any Partner;

                  (v) a change that is (A) of an inconsequential nature and does not adversely affect any Limited Partner or any Assignees in any material respect, or (B) required or contemplated by this Agreement;

                  (vi) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of applicable law if the provisions of applicable law are amended, modified, or revoked so that the taking of such action is no longer required; or

                  (vii)    any other amendments similar to the foregoing.

The authority set forth in subsection (vi) shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the General Partner deems necessary or desirable in the event the Act is amended to eliminate or change any provision now in effect.

         (b) This Agreement may be otherwise amended upon the consent of both the General Partner and the Limited Partners owning at least a majority of the Percentage Shares owned by all Limited Partners.

         SECTION 11.06. CERTIFICATE OF LIMITED PARTNERSHIP. The Partnership shall file a Certificate of Limited Partnership in such office or offices in such jurisdiction or jurisdictions where such a filing is required by applicable law or deemed desirable by the General Partner. In the event of any change requiring the cancellation or amendment of such certificate under the Act or such other applicable law, the General Partner shall cause the certificate to be cancelled or amended in accordance with law by an appropriate filing, without the necessity of first obtaining the prior consent of the Limited Partners.

         SECTION 11.07. FURTHER ASSURANCES. The Partners will execute and deliver such further instruments and do such further acts and things as may be necessary to carry out the intent and purpose of this Agreement.

         SECTION 11.08. WARRANTIES OF REPRESENTATIVES. Each Person executing this Agreement on behalf of a party hereto represents and warrants that he has been fully empowered to execute this Agreement, and that all necessary action for the execution of this Agreement has been taken.

         SECTION 11.09. COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day that is not a Saturday, Sunday or legal holiday.

         SECTION 11.10. IDENTIFICATION OF OWNERS. If any governmental agency requires reporting or disclosure of ownership, control or financial condition, each Partner and Assignee shall, upon request of the General Partner, promptly submit to the General Partner a list showing the name and address of all Persons having any direct, indirect or beneficial ownership of such Partner or Assignee, together with such Person's ownership interest.

         SECTION 11.11. CAPTIONS. Article titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         SECTION 11.12. IDENTIFICATION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural; and the masculine gender shall include the feminine and neuter genders.

         SECTION 11.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts or by separate signature pages identified as such and all of such counterparts or signature pages shall for all purposes constitute an agreement binding on the parties hereto, notwithstanding that all parties are not signatory to the same counterpart or signature page.

         SECTION 11.14. PARTNERS' CAPABILITY. Anything in this Agreement to the contrary notwithstanding, no Partner, or any Assignee of the interests thereof, shall be a Person or organization prohibited by law from becoming such. Any assignment of an interest in the Partnership to any Person or organization not meeting such standard shall be void and ineffective and shall not bind the Partnership.

         SECTION 11.15. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement will continue in full force and effect so far as the intent of the parties can be carried out.

         SECTION 11.16. LIMITATION ON BENEFITS OF THIS AGREEMENT. It is the explicit intention of the Partners that no Person other than the Partners and the Partnership (and, to the extent provided in Section 3.08, the Persons entitled to be indemnified thereunder) is or shall be entitled to bring any action by or on behalf of the Partnership to enforce any provision of this Agreement against any Partner (or its successors and assigns) or the Partnership, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership (and, to the extent provided in Section 3.08, the Persons entitled to be indemnified thereunder).

         SECTION 11.18. APPROVAL OR CONSENT. Except as otherwise provided herein, any approval or consent required in this Agreement by Partners shall be deemed given upon the affirmative vote at a meeting, or the execution of a written ballot or consent form indicating consent, by Partners owning at least a majority of the Percentage Shares owned by all Partners required so to consent to or approve the matter. The terms "consent" and "approve" have the same meanings in this Agreement and shall be interchangeable for purposes of applying the Act.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership this 17th day of June, 1998.

                                      GENERAL PARTNER:

                                      EMMIS BROADCASTING CORPORATION

                                      By:   /s/ Norman H. Gurwitz
                                         ---------------------------------------
                                             Norman H. Gurwitz, Executive Vice
                                             President

                                      LIMITED PARTNERS:

                                      TEXAS MONTHLY, INC.



                                      By:   /s/ Norman H. Gurwitz
                                         ---------------------------------------
                                             Norman H. Gurwitz, Executive Vice
                                             President

                                    EXHIBIT A

                          PARTNERS AND THEIR INTERESTS



                                                                   PERCENTAGE
PARTNER                                                               SHARE

General Partner:

Emmis Broadcasting Corporation                                           1%

Limited Partners:

Texas Monthly, Inc.                                                     99%

                                 FIRST AMENDMENT
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       EMMIS TELEVISION BROADCASTING, L.P.


         The undersigned partners of Emmis Television Broadcasting, L.P. (hereinafter referred to as the "Partnership") hereby amend the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") as follows:

         Section 1. The exact text of Article I Section 1.01 of the Partnership Agreement now reads as follows:

             Name. The name of the Partnership is Emmis Television Broadcasting, L.P.

         Section 2. In all other respects, the Partnership Agreement shall remain in full force and effect.


         This First Amendment to the Agreement of Limited Partnership is effective as of June 17, 1998.


                                            Emmis Broadcasting Corporation



                                            By:    /s/ Norman H. Gurwitz
                                                --------------------------------
                                                     Norman H. Gurwitz
                                                     Executive Vice President


                                            Texas Monthly, Inc.



                                            By:     /s/ Norman H. Gurwitz
                                                --------------------------------
                                                     Norman H. Gurwitz
                                                     Executive Vice President

                                SECOND AMENDMENT
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       EMMIS TELEVISION BROADCASTING, L.P.


         The undersigned partners of Emmis Television Broadcasting, L.P. (hereinafter referred to as the "Partnership") hereby amend the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") as follows:

         Section 1. The exact text of Article III, Section 3.01 of the Partnership Agreement now reads as follows:

         Scope of Partnership. The specific purpose of the Partnership is to engage in the business of television broadcasting. The general purposes of the Partnership are to do each and every thing necessary, suitable or proper for the accomplishment of the specific purpose or the attainment of any one or more of the objects herein enumerated, either alone, or in association with, or as agent or representative for, other corporations (whether public, governmental or private), partnerships, individuals, or entities, or to accomplish any other lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Partnership.

         Section 2. In all other respects, the Partnership Agreement shall remain in full force and effect.

         This Second Amendment to the Agreement of Limited Partnership is effective as of January 22, 2000.

                                            EMMIS BROADCASTING CORPORATION



                                            By:   /s/ Norman H. Gurwitz
                                               ---------------------------------
                                                       Norman H. Gurwitz,
                                                       Executive Vice President


                                            TEXAS MONTHLY, INC.


                                            By:  /s/ Norman H. Gurwitz
                                               ---------------------------------
                                                       Norman H. Gurwitz,
                                                       Executive Vice President